Exhibit 33.2

Wilmington Trust, N.A. Rodney Square North 1100 North Market Street Wilmington, DE 19890

Management Assessment Report

Management of Wilmington Trust National Association (the Company) is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d)(1)(ii), 1122(d)(2)(ii), 1122(d)(2)(iv), 1122(d)(2)(v), 1122(d)(3)(ii), 1122(d)(3)(iii) and 1122(d)(3)(iv) of Regulation AB of the Securities and Exchange Commission relating to the servicing of auto related asset-backed transactions initiated or amended for purposes of Regulation AB on or after January 1, 2006, for which the Company provides trustee services (the Platform) as of and for the year ended December 31, 2025. Management has determined that all other criteria set forth in Item 1122(d) are not applicable to the servicing activities performed by the Company with respect to the Platform. Appendix A to this report identifies the auto related asset-backed transactions defined by management as constituting the Platform.

The Company’s management has assessed the Company’s compliance with the applicable servicing criteria as of and for the year ended December 31, 2025. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in criterion (d)(1)(ii), (d)(2)(ii), (d)(2)(iv), (d)(2)(v), (d)(3)(ii), (d)(3)(iii) and (d)(3)(iv) of Item 1122 of Regulation AB.

Based on such assessment, management believes that, as of and for the year ended December 31, 2025, the Company has complied in all material respects with the servicing criteria set forth in Item 1122(d)(1)(ii), 1122(d)(2)(ii), 1122(d)(2)(iv), 1122(d)(2)(v), 1122(d)(3)(ii), 1122(d)(3)(iii) and 1122(d)(3)(iv) of Regulation AB of the Securities and Exchange Commission relating to the servicing of the Platform. PricewaterhouseCoopers LLP, a registered public accounting firm, has issued an attestation report with respect to management’s assessment of compliance with the applicable servicing criteria as of and for the year ended December 31, 2025.

Wilmington Trust, N.A. Rodney Square North 1100 North Market Street Wilmington, DE 19890

/s/ Benjamin F. Jordan

Name: Benjamin F. Jordan

Title: Senior Vice President
Institutional Services Structured Finance

Date: February 27, 2026

List of Transactions – Appendix A

•	Capital One Prime Auto Receivables Trust 2022-1

•	Capital One Prime Auto Receivables Trust 2022-2

•	Capital One Prime Auto Receivables Trust 2023-1

•	Capital One Prime Auto Receivables Trust 2023-2

•	Capital One Prime Auto Receivables Trust 2024-1

•	Capital One Prime Auto Receivables Trust 2025-1

•	CarMax Auto Owner Trust 2022-3

•	CarMax Auto Owner Trust 2022-4

•	CarMax Auto Owner Trust 2023-1

•	CarMax Auto Owner Trust 2023-2

•	CarMax Auto Owner Trust 2023-3

•	CarMax Auto Owner Trust 2025-1

•	CarMax Select Receivables Trust 2025-A

•	CarMax Auto Owner Trust 2025-2

•	CarMax Auto Owner Trust 2025-3

•	CarMax Select Receivables Trust 2025-B

•	CarMax Auto Owner Trust 2025-4

•	World Omni Auto Receivables Trust 2022-D

•	World Omni Auto Receivables Trust 2024-B

•	World Omni Auto Receivables Trust 2025-B

•	World Omni Automobile Lease Securitization Trust 2024-A

•	World Omni Automobile Lease Securitization Trust 2025-A

•	Drive Auto Receivables Trust 2021-3

•	Drive Auto Receivables Trust 2024-1

•	Drive Auto Receivables Trust 2025-1

•	Santander Drive Auto Receivables Trust 2023-2

•	Santander Drive Auto Receivables Trust 2023-4

•	Santander Drive Auto Receivables Trust 2023-6

•	Santander Drive Auto Receivables Trust 2024-2

•	Santander Drive Auto Receivables Trust 2024-4

•	Santander Drive Auto Receivables Trust 2025-1

•	Fifth Third Auto Trust 2023-1

•	Capital One Prime Auto Receivables Trust 2021-1

•	CarMax Auto Owner Trust 2021-1

•	CarMax Auto Owner Trust 2021-2

•	World Omni Auto Receivables Trust 2021-B

•	World Omni Auto Receivables Trust 2021-C

•	World Omni Select Auto Trust 2021-A

•	World Omni Automobile Lease Securitization Trust 2023-A

•	Drive Auto Receivables Trust 2021-1